 Geospatial Corporation S-1

EXHIBIT 10.17

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of May 10th, 2013, by and between GEOSPATIAL HOLDINGS, INC., a Nevada corporation (“Geospatial”), GEOSPATIAL MAPPING SYSTEMS, INC., a Delaware corporation (“GMS”), REDUCT N.V., a company organized and existing under the laws of Belgium (“Reduct”) and DELTA NETWORKS, S.A., a company incorporated under the laws of Luxemburg (“Delta”). Geospatial, GMS, Reduct and Delta are collectively referred to herein as the “Parties”, and are individually referred to herein as a “Party”.

WHEREAS, Reduct and GMS are parties to that certain Amended and Restated Exclusive License and Distribution Agreement dated December 15, 2009, as subsequently amended (together with the amendments, the “License Agreement”), pursuant to which, among other things, Reduct granted to Licensee an exclusive right and license to promote, market, use, and distribute certain Reduct products and technology;

WHEREAS, Reduct issued on December 16, 2010 a notice of termination under Section 15.4 of the License Agreement, with effect of termination on January 17, 2011;

WHEREAS, the Parties entered into a new License and Distribution Agreement dated April 5, 2011 so that the surviving provisions of the License Agreement would be of no further force and effect and so that this new agreement would constitute the entire new understanding between the Parties, but which, by its terms, never became effective (the “2011 Agreement”);

WHEREAS, the License Agreement, the 2011 Agreement and any and all oral or written agreements between the Parties through the date of this Agreement are collectively referred to in the Agreement as the “Prior Agreements”; and

WHEREAS, the Parties desire to (i) terminate all obligations between the Parties arising from the Prior Agreements, (ii) confirm that the 2011 Agreement never became effective, and (iii) agree not to pursue litigation or any other action against one another, all upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants set forth herein, the Parties to this Agreement agree as follows with the intent to be legally bound:

1.           Acknowledgement Regarding 2011 Agreement. The Parties hereby acknowledge, agree and confirm that (i) the 2011 Agreement was never effective, and (ii) upon satisfaction of the conditions set forth in Section 3 of this Agreement, the 2001 Agreement shall not be enforced by any of the Parties.

2.           Mutual Release. The Parties hereby agree that upon satisfaction of the conditions set forth in Section 3 of this Agreement, the following provision automatically shall take effect and be binding upon the Parties hereto:

(a)          Mutual Release. Each Party hereby fully releases and forever discharges each other Party and all of its members, managers, employees, agents, successors, assigns, legal representatives, insurers, consultants, affiliates, directors and officers from and against any and all actions, claims, suits, demands, debts, payment obligations or other obligations or liabilities of any nature whatsoever, whether known or unknown, which such Party or any of its members, managers, employees, agents, successors, assigns, legal representatives, insurers, consultants, affiliates, directors or officers have had, now have or may in the future have directly or indirectly arising out of or in connection with the Prior Agreements, including any activities undertaken by any Party pursuant to the Prior Agreements (collectively, “Claims”). Notwithstanding anything in this Agreement to the contrary, nothing contained herein is intended to, and this Agreement shall not operate to, release any Party from any claims it may have to enforce any rights conferred under this Agreement

3.           Conditions of Release. The Parties hereby agree that the covenants and agreements of the Parties set forth in Sections 1 and 2 above are expressly conditioned upon, and shall only become effective upon, the prior satisfaction of each of the following conditions:

(a)          Issue and subscription. Geospatial shall have issued and delivered to Delta, at no cost to Delta, and Delta agrees to receive, in consideration for Delta, on behalf of itself and its wholly owned subsidiary Reduct, effectively releasing each Party under Section 2(a) of this Agreement, within 30 days after Geospatial closes, and receives, and provided that such receipt occurs on or before 31 July, 2013, a minimum of $2.0 million in cash from, the offer and sale of its Series B Convertible Preferred Stock (the “Capital Raise”), (i) nine million (9,000,000) shares of common stock, par value $.001 per share, of Geospatial (“Common Stock”), and (ii) warrants to purchase three million (3,000,000) shares of Common Stock at an exercise price of $0.50 per share, exercisable until December 31, 2015 (the “Delta Warrants”), following which Geospatial shall have not more than 158,000,000 Common Stock Equivalents Outstanding (as defined in Section 3(b) below). Attached hereto as Schedule 3(a) is a Pro Forma Table showing Common Stock Equivalents Outstanding as of the date of this Agreement, plus the shares of Common Stock and the Delta Warrants to be issued pursuant to this Section 3(a) and shares anticipated to be issued in the Capital Raise.

(b)          Anti-Dilution. Delta will have the following anti-dilution protection for its shares of Common Stock:

(i)          Adjustment Formula. Following the issuance of Common Stock to Delta pursuant to Section 3(a) hereof, if Geospatial issues or sells, or is deemed by the provisions of this Section 3(b) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event (as hereinafter defined), for an Effective Price (as hereinafter defined) that is less than $0.07 per share (the “Measurement Price”) (a “Triggering Issuance”), then, and in each such case, Geospatial shall issue to Delta such number of additional shares of Common Stock that is equal to the product of (A) one minus a fraction, the numerator of which is the Effective Price in the Triggering Issuance and the denominator of which is the Measurement Price, multiplied by (B) the difference between (x) the Delta Percentage immediately prior to the Triggering Issuance multiplied by the Common Stock Equivalents Outstanding immediately following the Triggering Issuance, minus (y) the Delta Shares held by Delta immediately prior to the Triggering Issuance.

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(ii)          Definitions. For purposes of this Section 3(b), the following terms have the meanings indicated:

“Additional Shares of Common Stock” means all shares of Common Stock issued by Geospatial, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued or issuable upon conversion of Preferred Stock; and (B) shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, Geospatial pursuant to a stock option plan duly approved by the Board and the shareholders of Geospatial.

“Aggregate Consideration Received” by Geospatial for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by Geospatial before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by Geospatial in connection with such issue or sale and without deduction of any expenses payable by Geospatial; (B) to the extent it consists of property other than cash, be computed in the manner set forth in the definition of Non-Cash Consideration (as defined below); and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or Rights or Options (as defined below) are issued or sold together with other stock or securities or other assets of Geospatial for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

“Board” means the board of directors of Geospatial.

“Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that are equal to the sum of (A) all shares of Common Stock of Geospatial that are outstanding at the time in question, plus (B) all shares of Common Stock of Geospatial issuable upon conversion of all shares of Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of Geospatial that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities.

“Common Stock Event” shall mean (i) the issue by Geospatial of additional shares of Common Stock as a dividend or equivalent distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

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“Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

“Delta Percentage” as of a particular time shall be equal to the quotient of (a) the number of Delta Shares held by Delta as of such time, divided by (b) the Common Stock Equivalents Outstanding as of such time.

“Delta Shares” means the sum of (a) the shares of Common Stock issued to Delta pursuant to Section 3(a) hereof, plus (b) the shares of Common Stock, if any, issued to Delta pursuant to Section 3(b) hereof.

“Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by Geospatial under Section 3(b)(i) into the Aggregate Consideration Received, or deemed to have been received, by Geospatial under Section 3(b)(i), for the issue or sale of such Additional Shares of Common Stock.

“Non-Cash Consideration” means with respect to any property other than cash received by Geospatial for any issue or sale (or deemed issue or sale) of securities, the fair market value of such property as determined by the Board, except that any securities so received by Geospatial shall be valued as follows:

a.          if the securities are then traded on a National Securities Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such National Securities Market or system over the 30-day period ending three (3) days prior to the distribution; and

b.          if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three(3) days prior to the distribution; and

c.          if there is no active public market, then the value shall be the fair market value thereof as determined in good faith by the Board.

“Preferred Stock” shall mean preferred stock of Geospatial.

“Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

(i)          Such maximum number of Common Stock Equivalents Outstanding may be increased proportionately if and to the extent the amount of the Capital Raise exceeds $2.0 million.

(ii)         The provisions of this Section 3(b) shall expire and be of no further force and effect upon the later to occur of (1) a registration statement in which Delta shall have the right or opportunity to include the Delta Shares, shall have been filed by the Company with, and declared effective by, the U.S. Securities and Exchange Commission, and (2) the Company shall have raised a total of at least $5.0 million in cash (including amounts raised in the Capital Raise) from the sale of its capital stock (or securities convertible into capital stock).

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(c)          Order and Payment. Geospatial shall have (i) placed an order, for probes and calibration fees with Reduct, within 30 days after completion of the Capital Raise, in the minimum amount of $100,000USD under Reduct’s standard terms and pricing; (ii) placed an additional order, for probes and calibration fees with Reduct within 150 days after completion of the Capital Raise, in the minimum amount of $100,000USD under Reduct’s standard terms and pricing; (iii) placed an additional order, for probes and calibration fees with Reduct within 270 days after the completion of the Capital Raise, in the minimum amount of $100,000 USD under Reduct’s standard terms and pricing, and (ii) paid for each of the order and additional orders in their entirety upon notice from Reduct that each order is ready to ship.

4.           Representations and Warranties from Reduct, Delta, Geospatial and GMS. Each Party hereby represents and warrants to the other Parties that:

(a)          such Party is a company duly incorporated or formed, and organized, and is validly existing under the laws of its jurisdiction of incorporation or formation and has not been dissolved;

(b)          such Party has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. Except as expressly provided herein, all corporate actions, conditions, approvals and requirements to be taken, fulfilled, obtained, given and done by such Party in order to enable it to lawfully and validly enter into, exercise its rights and perform and comply with its obligations under this Agreement have been fully and validly taken, fulfilled, obtained, given and done; and

(c)          this Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to any rules of law or equity. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment by such Party of the terms, conditions and provisions hereof will not contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of such Party under:

(i)          any laws applicable to such Party;

(ii)         any judgment, order, writ, injunction or decree of any court or of any authority which is presently applicable to such Party;

(iii)        the charter documents of such Party or any amendments thereto or restatements thereof; or

(iv)        the provisions of any agreement, arrangement or understanding to which such Party is a party or by which it is bound.

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5.            Additional Representations and Warranties of Geospatial. Geospatial represents and warrants to Delta as follows:

(a)          All corporate action on the part of Geospatial necessary for the issuance of the shares of Common Stock to Delta pursuant to the terms of this Agreement (the “Shares”) shall be taken on or prior to the date of issuance. The Shares, when issued and delivered in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions under applicable state and federal securities laws.

(b)          Except as provided in Schedule 5(b) to this Agreement, Geospatial is currently not under any obligation and has not granted any rights to register under the Securities Act of 1933, as amended (the “Securities Act”), any of its presently outstanding securities or any of its securities that may be subsequently issued. Geospatial is not a party to any trust or agreement regarding the voting of shares (or the giving of written consents) of its capital stock. To Geospatial’s knowledge, there are no other trusts or agreements regarding the voting of shares of the Geospatial’s capital stock.

6.           Additional Representations and Warranties of Delta. Delta represents and warrants to Geospatial as follows:

a.          Investment Representations. Delta understands that the Shares will not be registered under the Securities Act or the securities laws of any other jurisdiction. Delta also understands that the Shares will be issued to Delta pursuant to an exemption from registration contained in the Securities Act based in part upon Delta’s representations contained in this Agreement.

b.          Experience; Risk. Delta has such knowledge and experience in financial and business matters that Delta is capable of evaluating the merits and risks of its acquisition of the Shares and of protecting its interests in connection therewith. Delta has the ability to bear the economic risk of its investment in the Shares, including complete loss of its investment.

c.          Investment. Delta is receiving the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Delta has no present intention of selling, granting any participation in, or otherwise distributing the same. Delta understands that the Shares have not been and will not be registered under the Securities Act and other applicable securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Delta’s representations as expressed herein.

d.          Disclosure. Geospatial has provided Delta with access to Geospatial’s SEC Reports and all information that Geospatial believes is reasonably necessary to enable Delta to decide whether to acquire the Shares. Delta understands that an investment in the Shares involves significant risks.

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e.          Restricted Securities. Except as provided in Section 7 of this Agreement, Delta understands that the Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from Geospatial in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Acts only in certain limited circumstances. Delta acknowledges that the Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available.

f.          Accredited Investor. Delta is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act

g.          Legends. Delta understands and agrees that the certificates representing the Shares will bear a legend substantially similar to the legend set forth below:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

7.            Registration Rights. Upon issuance of the shares of Common Stock to Delta pursuant to Section 3(a), Delta and Geospatial shall enter into a Registration Rights Agreement in the form of Exhibit A hereto.

8.            Miscellaneous.

(a)          Governing Law and Forum for Disputes. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Belgium without regard to any conflicts of laws or provisions therein. Any and all disputes hereunder shall be litigated, if at all, in either the Courts of Antwerp or elsewhere in Belgium, it being the intention of all Parties that Belgium serve as the exclusive forum for dispute resolution. All Parties submit to the jurisdiction of the courts of Antwerp, and agree that, in the event an action is brought in the courts of Belgium, they will waive any argument of lack of personal jurisdiction or improper venue, which they might otherwise have. All Parties waive any rights to remove any action brought in a court in Belgium, to a court outside that jurisdiction.

(b)          Governing Language. This Agreement is in the English language only, which shall be controlling in all respects. In the event this Agreement is translated into the language of the court having jurisdiction over this Agreement, the English version of this Agreement shall prevail over such translation with respect to any and all interpretations of this Agreement and with respect to any interpretation by such court of the intent of the Parties hereto.

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(c)          Successors and Assigns. This Agreement may not be assigned, conveyed or transferred by any Party without the prior written consent of other Parties. Subject to the foregoing, the rights and obligations of the Parties under this Agreement shall be binding upon and benefit, the Parties hereto and their respective permitted successors and assigns. The terms and provisions of this Agreement are for the sole benefit of the Parties hereto and thereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d)          Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any previous agreement among the Parties relative to the specific subject matter hereof is superseded by this Agreement.

(e)          Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)          Amendment or Waiver. This Agreement may be amended with only the written consent of the Parties hereto. Any failure of either Party to enforce at any time, or for any period of time, any provision of this Agreement, shall not constitute a waiver of such provision or in any way affect the validity of this Agreement.

(g)          Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, or if sent by email or (ii) within five (5) days after being sent by registered or certified mail, return receipt requested postage prepaid, to the Parties, at the respective addresses of the Parties set forth below or at such other address as shall be given by any Party to the others in writing:

If to Reduct:

Otto Ballintijn

Reduct NV

Molenberglei 42

B-2627 Schelle

Belgium

Email: otto.ballintijn@reduct.net

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If to Delta Networks:

Delta Networks Limited SA

70 Grand-Rue

L-1660 Luxembourg

Postal address:

P.B. 498

L-2014 Luxembourg

Tel: +352 268719-33

Fax: +352 268719-40

Attention: Peter Magnus

Email: p.magnus@delta-assets.com

If to Geospatial or GMS:

President

Geospatial Holdings, Inc.

229 Howes Run Road

Sarver, PA 16055

Email: Mark@geospatialcorporation.com

(h)          Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the first date set forth above.

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Mark A. Smith
Mark A. Smith, CEO

GEOSPATIAL MAPPING SYSTEMS, INC.

By:	/s/ Mark A. Smith
Mark A. Smith, CEO

REDUCT, NV

By:	/s/ Otto Ballintijn
Otto Ballintijn, Managing Director

DELTA NETWORKS, SA

By:	/s/ Peter Magnus
Peter Magnus

Title:

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EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of this _____ day of ___________, 2013 (the “Effective Date”) by and between Geospatial Holdings, Inc., a Nevada corporation (the “Company”), and Delta Networks, S.A., a company incorporated under the laws of Luxemburg (“Delta”).

AGREEMENT

WHEREAS, the Company, Delta, Geospatial Mapping Systems, Inc. and Reduct, N.V. are parties to a Mutual Release and Settlement Agreement dated May ____, 2013 (the “Settlement Agreement”); and

WHEREAS, pursuant to the terms of the Settlement Agreement, the Company has, on the date hereof, issued to Delta nine million (9,000,000) shares (the “Shares”) of common stock, par value $.001 per share, of the Company (“Common Stock”); and

WHEREAS, the Settlement Agreement requires that, upon issuance of the Shares to Delta, Geospatial and Delta will enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1          Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Common Stock” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Contractual Obligation” means as to any Person, any material provision of any security issued by such Person or any material provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument including, without limitation, the organizational or governing documents of such Person, to which such Person is a party or by which it or any of its property is bound.

“Effective Date” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any government of any nation, state, city, locality or other political subdivision.

“Holder” means (i) any person owning of record Registrable Shares that have not been sold to the public or (ii) any assignee of record of such Registrable Shares in accordance with Section 4.9 hereof.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Shares” means (a) Common Stock of the Company issued to Delta (“Initial Registrable Shares”); (b) any other shares of Common Stock hereafter owned or held by Delta; and (c) any “Registrable Shares” as defined in any other agreement pursuant to which the Company has granted registration rights. Notwithstanding the foregoing, Registrable Shares shall not include any securities sold by a Person to the public either pursuant to a registration statement or Securities Act Rule 144 or sold in a private transaction in which the transferor’s rights pursuant to Section IV of this Agreement are not assigned.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 4.1, 4.2 and 4.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“Requirements of Law” means, as to any Person, the provisions of the charter and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

“Restricted Period” has the meaning set forth in Section 4.9.

“SEC” or “Commission” means the Securities and Exchange Commission.

“SEC Reports” shall mean all reports required to be filed with the SEC under the Securities Act and the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

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“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

“Violation” has the meaning set forth in Section 4.7(a).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Delta follows:

2.1          Authorization; Binding Effect. The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2          Non-contravention. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, do not and will not (i) violate any Requirements of Law applicable to the Company, or (ii) result in a material breach or default under any of the Contractual Obligations of the Company, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Company or its properties.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DELTA

Delta hereby represents and warrants as of the date hereof as follows:

3.1          Authorization; Binding Effect. Delta has full power and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Delta, enforceable against Delta in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2          Non-contravention. The execution, delivery and performance of this Agreement by Delta, and the consummation of the transactions contemplated hereby, do not and will not (a) violate any Requirements of Law applicable to Delta, or (b) result in a material breach or default under any of the Contractual Obligations of Delta, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to Delta or Delta’s properties.

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ARTICLE IV
REGISTRATION; COVENANTS OF THE COMPANY

4.1          Registration. The Company shall, within six (6) months following the issuance of the Initial Registrable Shares, and within six (6) months following the exercise by Delta of the Delta Warrants (as defined in the Settlement Agreement), file a registration statement under the Securities Act covering the Registrable Shares and thereafter shall use its reasonable commercial efforts to cause such registration statement to be declared effective as soon thereafter as reasonably practicable. Such registration shall provide for sale or distribution of such Registrable Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act to the extent it is available.

4.2          Piggyback Registration. The Company shall notify all Holders of Registrable Shares in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Shares held by such Holder on terms and conditions at least as favorable as those applicable to the securities to be sold by the Company and by any other person thereunder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Shares held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include some or all of its Registrable Shares in any registration statement thereafter filed by the Company or decides to withdraw its Registrable Shares from any underwriting or registration pursuant to Section 4.1, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein

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a.          Underwriting. If the registration statement under which the Company gives notice under this Section 4.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 4.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten and advises the Holders of Registrable Shares in writing, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Shares held by the Holders; and third, to any holder of securities of the Company (other than a Holder) on a pro rata basis. In making any such reduction, all shares held by employees of the Company which are not Registrable Shares shall first be excluded. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting or (ii) reduce the amount of Registrable Shares of the selling Holders included in the registration below thirty three and one-third percent (33 1/3%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Shares of the Holders may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners and members, retired partners and members and shareholders of such Holder, or the estates and family members of any such partners and members and retired partners and members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

b.          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.4 hereof.

4.3         Form S-3 Registration. If the Company shall receive from Holders of at least seventy five percent (75%) of the Registrable Shares then outstanding a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, the Company will:

a.            promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

b.            as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.3:

(i)          if Form S-3 is not available for such offering by the Holders, or

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(ii)         if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000), or

(iii)        if the Company shall furnish to the Holders a certificate signed by the chairman of the Board of the Company or its chief executive officer stating that in the good faith judgment of the Board of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 4.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(iv)        if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 4.3.

c.            Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4.3 shall not be counted as demands for registration or registrations effected pursuant to Section 4.1 or Section 4.2, respectively.

4.4         Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 4.1, 4.2 or 4.3 herein shall be borne by the Company. All Selling Expenses applicable to Registrable Shares sold by Holders incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

4.5         Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

a.          Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as possible, and in any event within thirty (30) days of the date on which the obligation to effect such registration arises, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if a shelf registration pursuant to Securities Act Rule 415, until the Holder or Holders have completed the distribution related thereto.

b.          Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

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c.          Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

d.          Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

e.          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Sections 4.7(b) and (d).

f.          Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and correct such misrepresentation or omission as expeditiously as reasonably possible.

g.          Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) to the Holders requesting registration of Registrable Securities, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

h.          Cooperate and assist in any filings to be made with the Financial Industry Regulatory Authority, Inc.

i.           Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Shares to be authorized for trading on the Nasdaq Stock Market if any similar securities issued by the Company are then so authorized, if requested by the Holders of a majority of such Registrable Securities.

j.           Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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k.          In connection with an underwritten offering, to the extent requested by the managing underwriters or Holders, participate in and support customary efforts to sell the Registrable Shares in the offering; including without limitation, participating in “road shows.”

4.6         Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1, 4.2 or 4.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

4.7         Indemnification. In the event any Registrable Shares are included in a registration statement under Section 4.1, 4.2 or 4.3:

a.          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, stockholder, member, officer, director, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

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b.          To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its stockholders, directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, stockholders, members, officers and directors, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such stockholder, director, officer, controlling person, underwriter or other such Holder, or the partners, stockholders, members, officers and directors of such other Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or the partners, stockholders, members, officers and directors of such other Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 4.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 4.7 exceed the proceeds from the offering received by such Holder; provided further, that any payments will be repaid to each such Holder if the Company acted recklessly.

c.          Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if (and only to the extent) materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

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d.          If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

e.          The obligations of the Company and Holders under this Section 4.7 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.8         Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Article IV may be transferred or assigned by a Holder to a transferee or assignee of Registrable Shares which (a) is a subsidiary, parent, stockholder, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder, (b) is a Holder’s Immediate Family member or an estate or trust of or for the benefit of an individual Holder, or (c) acquires at least twenty percent (20%) of the Registrable Shares held by such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall become a party to this Agreement.

4.9         “Market Stand-Off” Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall, if requested by the underwriter of any underwritten public offering of the Company’s Common Stock, agree with such underwriter not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company (the “Restricted Period”) not to exceed ninety (90) days following the effective date of any registration statement of the Company filed under the Securities Act in connection with the Initial Offering; provided that such agreements shall not apply to Registrable Shares included in such registration statement or sales or similar transactions effected pursuant to a valid exemption from the registration requirements of the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information concerning such Holder as may be reasonably requested by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Restricted Period.

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4.10       Information Regarding the Company. With a view to making available to Delta the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to:

a.          Following the date upon which the Company registers the Common Stock with the Commission under Section 12 of the Exchange Act, the Company will file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

b.          So long as Delta owns any Shares, furnish to Delta forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as Delta may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell the Notes without registration.

ARTICLE V
GENERAL PROVISIONS

5.1          Indemnification. Delta agrees to indemnify and hold harmless the Company, its officers, managers, affiliates, counsel, agents and each other Person, if any, who controls or is controlled by it, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by Delta to comply with any covenant or agreement made by Delta herein or in any other document furnished by Delta to any of the foregoing in connection with this transaction.

5.2          Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto. No agreement made through the use of electronic records or electronic signatures, as those terms are used in the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. Sec. 7001 et. seq., shall be enforceable or binding on either party hereto. Notwithstanding the previous sentence, facsimile signatures, telecopied signatures, or copies of signatures in PDF format sent by e-mail, will constitute a sufficient form of writing for purposes of this Section 5.2 and Section 5.3.

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5.3          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.5          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

5.6          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

5.7          Entire Agreement; Waivers. This Agreement, together with the Settlement Agreement, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein and in the Settlement Agreement. This Agreement and the Settlement Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.8          Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

5.9          Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid, or express overnight courier service, to the address set forth in the Settlement Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company and Delta have executed this Agreement as of ______________, 2013.

GEOSPATIAL HOLDINGS, INC.

By:
Mark A. Smith, CEO

DELTA NETWORKS, SA

By:
Peter Magnus

Title:

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SCHEDULE 3(a)

CAPITALIZATION TABLE

Geospatial Holdings, Inc.

Common Stock Equivalent - April 30, 2013

	Common	Series B	Total		Convertible	Options and	Fully- Diluted
	Stock	Preferred	Outstanding		Notes	Warrants	Shares
Common stock outstanding	42,181,416	—	42,181,416	33%			42,181,416	27%
Series B preferred up to approx. $2 million	—	28,571,429	28,571,429	23%		2,857,143	31,428,571	20%
Penalty Shares through December 31, 2013	2,155,520		2,155,520	2%	—	—	2,155,520	1%

Mark A. Smith	13,088,695	17,523,569	30,612,264	24%	—	9,752,357	40,364,620	26%
Thomas R. Oxenreiter	21,420	3,617,140	3,638,560	3%	—	461,714	4,100,274	3%
10% Senior Convertible Redeemable Notes - Converts at $0.50	—		—	0%	5,532,405		5,532,405	4%
Bensen note through 12-31-13		10,231,664	10,231,664	8%		1,023,166	11,254,830	7%
Employee stock options - Convert from $0.50 to $1.00			—	0%		950,000	950,000	1%
Outstanding warrants - Convert from $.50 to $1.00			—	0%		5,491,272	5,491,272	4%

Reduct	9,300,000	—	9,300,000	7%	—	3,500,000	12,800,000	8%

Total	66,747,051	59,943,801	126,690,852	100%	5,532,405	24,035,652	156,258,909	100%

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SCHEDULE 5(b)

Except as provided below the company is currently not under any obligation and has not granted any rights to register under the Securities Act of 1933 any of its presently outstanding securities or any of its securities that may be subsequently issued:

The Agreement and Plan of Merger dated March 25, 2008 by and among Kayenta Kreations, Inc. (the predecessor to the Company), Kayenta Subsidiary Corp., Geospatial Mapping Systems, Inc., and Thomas G. Kimble, an individual;

The Subscription and Purchase Agreement entered into on October 1, 2009 by and among the Company and certain investors pursuant to which the Company issued to such investors 2,300,000 shares of common stock and pursuant to which the Company granted to such investors certain registration rights set forth therein;

The Subscription and Purchase Agreement entered into on December 15, 2009 by and among the Company and certain investors pursuant to which the Company issued to such investors 1,575,000 shares of Series A Convertible Preferred Stock and pursuant to which the Company granted to such investors certain registration rights set forth therein;

The Subscription and Purchase Agreement entered into on March 19, 2010 by and among the Company and certain investors pursuant to which the Company issued to such investors 9,589,771 shares of common stock and pursuant to which the Company granted to such investors certain registration rights set forth therein;

The Subscription and Purchase Agreement entered into on April 6, 2010 by and among the Company and certain investors pursuant to which the Company issued to such investors 112,000 shares of common stock and pursuant to which the Company granted to such investors certain registration rights set forth therein;

The Subscription and Purchase Agreement entered into on October 15, 2010 by and among the Company and certain investors pursuant to which the Company issued to such investors $1,155,000 of 10% Senior Convertible Redeemable Notes, and pursuant to which the Company granted to such investors certain registration rights set forth therein.

The Subscription and Purchase Agreement to be entered into by and among the Company and certain investors pursuant to which the Company agrees to issue to such investors Series B Convertible Stock, and pursuant to which the Company will grant to such investors certain registration rights set forth therein.